Contact:	Justin Cressall Treasurer 441-298-0753

PLATINUM UNDERWRITERS HOLDINGS, LTD. ESTIMATES PRELIMINARY LOSS IMPACT OF HURRICANE RITA

HAMILTON, BERMUDA, OCTOBER 6, 2005 — Platinum Underwriters Holdings, Ltd. (NYSE: PTP) announced today that, based on currently available information, it estimated its losses, net of reinstatement premiums, tax benefits and retrocessional recoveries, from Hurricane Rita will be approximately $45 million.

The Company’s loss estimates from Rita are preliminary and based on portfolio modeling, a review of individual contracts and preliminary indications from clients and brokers. The Company has received very few claims notices to date. Consequently, the actual impact on the Company’s results arising from Rita may differ materially from the current estimate.

The Company noted that it expects to be profitable for the full year of 2005, assuming no significant catastrophe losses or other unusual adverse events for the balance of the year. The Company intends to provide updated guidance when it reports financial results for the quarter ended September 30, 2005 after the close of the New York Stock Exchange on Thursday, October 27, 2005.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change.

These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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